Exhibit 10.1

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement (this “Agreement and Release” or “Agreement”) dated July 7, 2023, is made by and between Adir Katzav, an individual (“Executive”) and Kidpik Corp., a Delaware corporation (“Kidpik” or the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Kidpik engaged Executive as Executive Vice President, Chief Financial Officer and Treasurer in June 2021 and Executive has been serving in such roles since that date;

WHEREAS, Executive wishes to resign his employment and all positions that he holds with Kidpik (the “Separation”) effective as of the Separation Date (as defined below); and

WHEREAS, the Parties desire to enter into this Agreement in order to set forth the definitive rights and obligations of the Parties in connection with the Separation.

NOW, THEREFORE, in consideration of the mutual promises made herein and the release contained in this Separation Agreement, the receipt and sufficiency of which is acknowledge and confirmed, Executive and Kidpik hereby agree as follows:

1. Resignation; Notice Period. Effective as of the close of business on July 21, 2023 (the “Separation Date”), Executive hereby resigns from all positions he holds with Kidpik.

2. Payment And Separation Benefits. (a) Executive will continue to receive his Annual Base Salary at the rate currently in effect through July 21, 2023. (b) Executive will remain eligible to participate in the employee benefit plans generally available to similarly situated Company employees, as they may be in effect from time to time at the Company, subject to the terms and conditions of the relevant plans. (c) Final Pay. On the next regular payroll date following the Separation Date, Executive will receive a lump sum payment of all unpaid salary accrued through the Separation Date, minus applicable withholdings and deductions (the “Final Pay”). (d) In regard to any public filings made by the Company that relate to or discuss Executive, the Company shall obtain Executive’s consent to such filing before it is made, which consent shall not be unreasonably withheld or delayed by Executive, provided, however, that nothing herein shall override the Company’s duty to comply with the mandates of any law or regulation requiring the public filing. (e) Kidpik and Executive agree that following the Separation Date that Kidpik may request Executive to serve as a consultant. The Company will pay Executive consulting fees for the time the Executive provides the services.

3. Release of Further Payments. In furtherance of the above, and without limiting any other term or condition of this Agreement and Release, Executive agrees to release any rights he may have to, and to waive all rights of Kidpik to pay, other than as set forth in Paragraph 2 and 18, including, but not limited to, any bonus, accrued compensation, reimbursement for unused vacation days, sick days or other benefits, in connection with separation pay or otherwise, and any stock or option compensation, and further acknowledges that he is not owed any funds from Kidpik in connection with unreimbursed business expenses as of the date of this Agreement and Release. Executive further agrees that he has been given all time off or has been paid for all time off to which he was entitled under any policy or law, including but not limited to leave under the Family and Medical Leave Act. Notwithstanding any other term or condition of this Agreement and Release, Executive may elect to continue health insurance coverage, following the Separation Date, in accordance with the provisions of COBRA regardless of whether Kidpik enters into this Agreement and Release. Executive’s employment with Kidpik shall be deemed mutually terminated by Executive and the Company.

Separation and Release Agreement

4. Executive’s General Release. Executive agrees to the following, in addition to the other terms and conditions of this Agreement and Release:

a. General Release. Executive, on behalf of himself and his heirs, beneficiaries, devisees, privies, executors, administrators, attorneys, representatives, and agents, and Executive’s and his assigns, successors and predecessors, hereby releases and forever discharges Kidpik, and each of their officers, directors, employees, members, agents, attorneys, predecessors, successors and assigns of each of the foregoing entities (collectively, the “Released Parties”), from any and all actions, causes of action, suits, debts, claims, complaints, charges, contracts, controversies, agreements, promises, damages, counterclaims, cross-claims, claims for costs and/or attorneys’ fees, judgments and demands whatsoever, in law or equity, known or unknown, Executive ever had, now has, or may have against the Released Parties as of the date of Executive’s signing of this Agreement and Release. This release includes, but is not limited to, any claims for severance pay, restricted stock, restricted stock units, stock or option compensation, any claims alleging breach of express or implied contract, wrongful discharge, constructive discharge, breach of an implied covenant of good faith and fair dealing, negligent or intentional infliction of emotional distress, negligent supervision or retention, violation of the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, Older Workers Benefit Protection Act of 1990, the Workers Adjustment and Retraining Notification Act, the Rehabilitation Act of 1973, the Civil Rights Act of 1866, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, Sections 1981 through 1988 of Title 42 of the United States Code, as amended, the Employee Retirement Income Security Act of 1974, the Immigration Reform and Control Act, the Equal Pay Act of 1963, the Family and Medical Leave Act of 1993, the Fair Labor Standards Act of 1938, the Older Workers Benefit Protection Act of 1990, the Occupational Safety and Health Act of 1970, the Worker Adjustment and Retraining Notification Act of 1989, the Genetic Information Nondiscrimination Act of 2008, New York State and City Human Rights Laws, those provisions of the New York Labor Code that lawfully may be released, the Sarbanes-Oxley Act of 2002, claims pursuant to any other federal, state or local law regarding discrimination, harassment or retaliation based on age, race, sex, religion, national origin, marital status, disability, sexual orientation or any other unlawful basis or protected status or activity, and claims for alleged violation of any other local, state or federal law, regulation, ordinance, public policy or common-law duty having any bearing whatsoever upon the terms and conditions of, and/or the cessation of Executive’s employment with and by Kidpik or relating to Kidpik or his employment with Kidpik in general, each to the extent allowed pursuant to applicable law. Along with such release, all benefits to Executive from Kidpik (i.e., health insurance coverage, and life insurance (if any)) will be terminated. The Released Parties can seek attorneys’ fees, costs, or other damages arising from Executive for Executive’s breach of the release. Executive agrees that, if any portion of this release is found to be unenforceable, the remainder of the release will remain enforceable. This release does not include claims that may not be released under applicable law.

b. Unknown Claims. Executive understands and agrees that the release set forth in Section 5.a above, extends to all claims of every nature, known or unknown, suspected or unsuspected, past or present, and that any and all rights granted to Executive under Section 1542 of the California Civil Code or any analogous federal law or regulation are hereby expressly waived. Said Section 1542 of the California Civil Code reads as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

Executive hereby specifically acknowledges and agrees that (i) Executive’s waiver of known and unknown claims and of California Civil Code § 1542 is knowing and voluntary;

Separation and Release Agreement

c. Specific Release. Executive agrees not only to release and discharge the Released Parties from any and all claims against the Released Parties that Executive could make on Executive’s own behalf, but also those which may have been or may be made by any other person or organization on Executive’s behalf. Executive specifically waives any right to become, and promises not to become, a member of any class in a case in which any claim or claims are asserted against any of the Released Parties based on any acts or omissions occurring on or before the date of Executive’s signing of this Agreement and Release. If Executive is asserted to be a member of a class in a case against any of the Released Parties based on any acts or omissions occurring on or before the date of Executive’s signing of this Agreement and Release, Executive shall immediately withdraw with prejudice in writing from said class, if permitted by law to do so. Executive agrees that Executive will not encourage or assist any person in filing or pursuing any proceeding, action, charge, complaint, or claim against the Released Parties, except as required by law.

5. Kidpik’s Release. Kidpik for itself and its officers and directors (collectively, the “Kidpik Releasors”) (a) hereby voluntarily, knowingly, and willingly releases and forever discharges each and all of Executive and his heirs, administrators, and executors (collectively, the “Executive Releasees”) from and against any and all Claims that any of the Kidpik Releasors ever had, now have, or hereafter can, shall, or may have against any of the Executive Releasees by reason of any matter, cause, or thing whatsoever arising prior to the Effective Date, whether such Claims are known to the Kidpik Releasors or unknown to them, whether they are vested or contingent, whether they are suspected or unsuspected, and whether they are apparent, concealed, or hidden, arising from the beginning of the world through the Effective Date based on any matter or thing, including, without limitation, including, without limitation, any Claims arising under federal, state, foreign, or local laws or ordinances pertaining to employment, including but not limited to (i) any and all Claims arising under any statute, regulation, or ordinance; (ii) any and all Claims under any public policy; (iii) any and all tort or quasi-contractual Claims, including but not limited to any Claims for misrepresentation, defamation, tortious interference with contract, restitution, promissory estoppel, conversion, replevin, invasion of privacy, prima facie tort, defamation, libel, slander, or quantum meruit; (iv) any and all Claims under any written or oral contract, or explicit or implied agreement, or any modification thereof, including but not limited to all Claims under any restricted stock award or option award agreements, and any policies, agreements, understandings, or promises (except as otherwise explicitly provided herein); and (v) any and all other Claims that could have been brought by any of the Kidpik Releasors under any law, equitable theory, public policy, or other source, except for claims relating to fraud (the “Kidpik Excepted Claims”). (b) Kidpik hereby (i) represents and warrants that no Kidpik Releasor will initiate or cause to be initiated on its or their behalf any court proceeding or arbitration with respect to any Claims other than the Kidpik Excepted Claims or will participate in any such proceeding, in each case, except as required by law; (ii) waives any right any Kidpik Releasor may have to any monetary relief arising out of any such action or any proceeding initiated by or conducted before the Equal Employment Opportunity Commission; and (iii) agrees to pay all costs (including reasonable attorneys’ fees and expenses and court costs) incurred by any Executive Releasee in the event that any Kidpik Releasor institutes any legal suit, action or proceeding against any Executive Releasee in breach of this Section 5. (c) Notwithstanding the above, nothing in this Section 5 shall prevent the Kidpik Releasors from enforcing any of the Kidpik Excepted Claims or initiating any proceeding in connection with such Kidpik Excepted Claims. (d) Kidpik acknowledges and agrees that this Section 5 is an essential and material provision of this Agreement and that the Executive would not enter into this Agreement but for their assent to this provision.

6. Nonwaivable Claims. This Agreement and Release is not intended to interfere with Executive’s exercise of any protected, nonwaivable right, including Executive’s right to file a charge with the Equal Employment Opportunity Commission or other government agency. This Agreement and Release is also not intended to diminish any right of indemnity that Executive may enjoy in respect of his actions or inactions during his tenure as an employee of Kidpik.

7. Claims Not Released. Executive is not waiving any rights hereunder that Executive may have to: (i) Executive’s vested Kidpik equity grants or any other vested accrued employee benefits under any of Kidpik’s health, welfare, or retirement benefit plans as of the Separation Date or unemployment claims (which Kidpik agrees not to contest); (ii) any rights or claims Executive may have for indemnification, and/or contribution, advancement or payment of related expenses pursuant to any Indemnification Agreement entered into with Kidpik (“Indemnification Agreement”), or any other written agreement with the Company, the Company’s Bylaws or other organizing documents, and/or under applicable law; (iii) benefits or rights to seek benefits under applicable workers’ compensation, unemployment insurance or indemnification statutes or pursue claims which by law cannot be waived by signing this Agreement; (iv) enforce or challenge the validity of this Agreement; (v) coverage under any directors and officers liability insurance, other insurance policies of Kidpik, COBRA or any similar state law; (vi) as a shareholder of Kidpik, if applicable; and (vii) any claims arising after the date of this Agreement.

Separation and Release Agreement

8. No Admission of Liability. Neither this Agreement and Release, nor anything contained herein, shall be deemed or construed to represent an admission by the Released Parties of any liability or any violation of law or unlawful conduct or other wrongdoing of any kind whatsoever. Kidpik and Executive agree that the consideration set forth in Paragraph 2 and 18 is sufficient consideration for the release being given by Executive in Paragraph 5, and for Executive’s other promises herein, including, but not limited to in Paragraphs 9 and 10 hereof.

9. Return of Kidpik’s Property. Executive’s signature below constitutes Executive’s agreement to return any originals and all copies of all files, minutes and board consents, Company documents, shareholder and option information, notes, programs, intellectual property, documents, slides, computer disks, printouts, reports, lists of Kidpik’s clients or leads or referrals to prospective clients, and other media, property, and documents in Executive’s possession or control which contain or pertain to Confidential Information (as defined below) and other items provided to Executive by Kidpik, developed or obtained by Executive in connection with Executive’s employment with Kidpik, or otherwise belonging to Kidpik, including all property of Kidpik, such as supplies, keys, access devices, books, identification cards, computers, cell phones, laptops, PDAs, telephones, and other equipment by the Separation Date, and that Executive has not supplied and shall not supply prior to the Separation Date, any such Confidential Information to any person, except as was required to carry out Executive’s duties as a former employee of Kidpik. Furthermore, Executive has provided Kidpik all login ids and passwords relating to Kidpik and any websites, programs or software associated with Kidpik or Executive’s prior services performed on behalf of Kidpik. Executive shall immediately delete all files, programs, source code, notes, documents, slides, computer disks, electronically stored information, physically stored information, printouts and other media or property in Executive’s possession or control which contain or pertain to Confidential Information, to the extent not delivered as discussed above on or prior to the Separation Date.

10. Restrictive Covenants:

a. Confidential Information. Executive understands and agrees that Executive may have learned or had access to, or assisted in the development of, highly confidential and sensitive information and trade secrets about Kidpik, its operations and its clients, and that providing its clients with appropriate assurances that their confidences will be protected is crucial to Kidpik’s ability to obtain clients, maintain good client relations, and conform to contractual obligations. “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of Kidpik, technical data, trade secrets or know- how, and includes, but is not limited to: (i) financial and business information related to Kidpik, such as strategies and plans for future business, new business, product or other development, potential acquisitions or divestitures, and new marketing ideas; (ii) product and technical information related to Kidpik, such as product formulations, methods, intellectual property; (iii) client and supplier information, such as the identity of Kidpik’s clients and suppliers, the names of representatives of Kidpik’s clients and suppliers responsible for entering into contracts with Kidpik, the amounts paid by such clients and suppliers to Kidpik, specific client needs and requirements, and leads and referrals to prospective clients and suppliers; (iv) personnel information, such as the identity and number of Kidpik’s other employees, their salaries, bonuses, benefits, skills, qualifications, and abilities; (v) any and all information in whatever form relating to any client or client of Kidpik, including but not limited to its business, employees, operations, systems, assets, liabilities, finances, products, and marketing, selling, and operating practices; (vi) any information not included in (i) or (ii) above which Executive knows or should know is subject to a restriction on disclosure or which Executive knows or should know is considered by Kidpik or Kidpik’s clients or suppliers or prospective clients or suppliers to be confidential, sensitive, proprietary, or a trade secret or is not readily available to the public; (vii) intellectual property, including inventions and copyrightable works and (viii) any information related to any governmental investigations. Confidential Information is not generally known or available to the general public, but has been developed, compiled or acquired by Kidpik at its great effort and expense. Confidential Information can be in any form: oral, written, or machine readable, including electronic files.

Separation and Release Agreement

b. Confidentiality Requirements. Executive acknowledges and agrees that Kidpik is engaged in a highly competitive business and that its competitive position depends upon its ability to maintain the confidentiality of the Confidential Information, which was developed, compiled and acquired by Kidpik at its great effort and expense. Executive further acknowledges and agrees that any disclosing, divulging, revealing or using of any of the Confidential Information, other than as specifically authorized by Kidpik, will be highly detrimental to Kidpik and will cause it to suffer serious loss of business and pecuniary damage. Accordingly, Executive agrees that Executive will not, for any purpose whatsoever, directly or indirectly use, disseminate, or disclose to any person, organization, or entity Confidential Information, except as expressly authorized by the highest executive officer of Kidpik or by order of a court of competent jurisdiction after providing Kidpik with sufficient notice to contest such order (the “Confidentiality Requirements”).

c. Non-Use of Confidential Information. Executive agrees not to use, disclose to others, or permit anyone access to any of Kidpik’s trade secrets or confidential or proprietary information without Kidpik’s express consent, and to return immediately to Kidpik all of Kidpik’s property, including all files related to Kidpik. Executive shall not retain any copy or other reproduction whatsoever of any Kidpik property after the termination of Executive’s employment.

d. Mutual Non-Disparagement. Kidpik, Executive and Released Parties agree not to say, write or cause to be said, disseminated, published, issued, communicated or written, any statement that may be considered defamatory, derogatory, or disparaging of each other concerning Executive, Kidpik or any Released Party, Executive’s employment with Kidpik, acts occurring before the signing of this Agreement and Release, before the Separation Date or relating to this Agreement and Release and the matters covered hereby, or any other matter whatsoever, provided that nothing shall prohibit Executive from communicating any concerns about potential violations of law, rule or regulation to the Securities and Exchange Commission, Occupational Safety and Health Administration or any other government authority or self-regulatory agency (collectively, “Agencies”), or prohibit Executive from discussing any such matters with any Agency (collectively, the “Non-Disparagement Requirements”). Nothing in this agreement prevents Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful. Nothing in this Agreement prevents or restricts Executive from disclosing factual information relating to claims of harassment, discrimination, or retaliation under the Fair Employment and Housing Act (FEHA), the Equal Employment Opportunity Commission, or a state or local commission on human rights, or any self-regulatory organization regarding possible violations of law, including claims based on race, sexual orientation, religion, color, national origin, ancestry, disability, medical condition, and age. Further, nothing in this Agreement or any other agreement by and between Kidpik and Executive shall prohibit or restrict Executive from (i) voluntarily communicating with an attorney retained by Executive, (ii) initiating, testifying, assisting, complying with a subpoena from, or participating in any manner with an investigation conducted by any Agencies, (iii) recovering a Securities and Exchange Commission whistleblower award as provided under Section 21F of the Securities Exchange Act of 1934, (iv) disclosing any confidential information to a court or other administrative or legislative body in response to a subpoena, provided that Executive first promptly notifies and provides Kidpik with the opportunity to seek, and join in its efforts at the sole expense of Kidpik, to challenge the subpoena or obtain a protective order limiting its disclosure, or other appropriate remedy, or (v) filing or disclosing any facts necessary to receive unemployment insurance, Medicaid or other public benefits to which Executive is entitled.

e. Non-Interference. For a period of one (1) year from the Separation Date (the “Non-Solicitation Period”), Executive agrees to not interfere with Kidpik’s and any of its affiliates’ business relationships with their employees, consultants, representatives, customers, researchers or suppliers by directly and actively soliciting, recruiting or encouraging same for employment with Executive or any future employer of Executive or to leave the service of Kidpik or its affiliate(s).

Separation and Release Agreement

f. Reasonableness. Executive acknowledges and agrees that the restrictions set forth in this Paragraph 10 is critical and necessary to protect Kidpik’s legitimate business interests (including the protection of its Confidential Information); are reasonably drawn to this end with respect to duration, scope, and otherwise; are not unduly burdensome; are not injurious to the public interest; and are supported by adequate consideration. Executive also acknowledges and agrees that Kidpik would be irreparably damaged if Executive were to breach the covenants set forth in this Paragraph 10. Executive further acknowledges that any breach or claimed breach of the provisions set forth in this Agreement will not be a defense to enforcement of the restrictions set forth in this Paragraph 10.

g. Invalid or Unenforceable Provisions. Each word, phrase, sentence, Paragraph or provision (each a “Provision”) of this Paragraph 10 is severable. If any Provision of this Paragraph 10 is invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining Provisions of this Agreement and Release or this Paragraph 10. If any Provision is deemed invalid or unenforceable for any reason, it is the Parties’ intention that such covenants be equitably reformed, stricken or modified to the extent necessary to render them valid and enforceable in all respects. In the event that the time period and/or geographic scope referenced above is deemed unreasonable, overbroad, or otherwise invalid, it is the Parties’ intention that the enforcing court reduce or modify the time period and/or geographic scope to the extent necessary to render such covenants reasonable, valid, and enforceable in all respects.

11. Assistance Following Separation. Executive agrees that, following the Separation Date, he will cooperate fully with Kidpik upon request in all matters relating to the completion of his pending work on behalf of Kidpik and in connection with the orderly transition of such work to such other employees as Kidpik may designate. Executive’s cooperation hereunder shall be subject to reasonable accommodations to his schedule and will not unduly interfere with his personal or business pursuits. Kidpik will reimburse Executive for any reasonable out-of-pocket expenses incurred pursuant to his duties under this Paragraph 11, after the Separation Date.

12. Cooperation in Investigations and Litigation. In the event Kidpik is involved, or becomes involved, in any investigations or legal proceedings of any nature, related directly or indirectly to events which occurred during Executive’s employment and about which Executive has personal knowledge, Executive agrees that Executive will, at any future time, be available upon reasonable notice from Kidpik, with or without subpoena, to answer discovery requests, give depositions, or testify, with respect to matters of which Executive has or may have knowledge as a result of or in connection with Executive’s employment relationship with Kidpik. In performing Executive’s obligations under this paragraph to testify or otherwise provide information, Executive agrees that Executive will truthfully, forthrightly, and completely provide the information requested. Executive further agrees that Executive will not be compensated in any way by Kidpik for Executive’s cooperation with Kidpik in connection with any litigation or other activity covered by this paragraph, except that Executive shall be reimbursed as permitted by law for any reasonable expenses that Executive incurs in providing testimony or other assistance to Kidpik under this paragraph.

13. The Parties acknowledge and agree that Executive’s separation under the Company’s First Amended and Restated 2021 Equity Incentive Plan constitutes a termination by the Company without Cause.

14. Requests for References. Kidpik will confirm Executive’s job title, dates of employment and, with written authorization from Executive, Executive’s salary in connection with any requests for references for Executive’s potential future employers.

15. Modifications. This Agreement and Release contains the full agreement of the Parties and may not be modified, altered, changed or terminated except upon the express prior written consent of Executive and Kidpik or their authorized agents.

Separation and Release Agreement

16. Acknowledgements. Executive acknowledges and agrees that: (a) no promise or inducement for this Agreement and Release has been made except as set forth in this Agreement and Release; (b) this Agreement and Release is executed by Executive of his own free will and volition, without reliance upon any statement or representation by Kidpik except as set forth herein; (c) Executive is legally competent to execute this Agreement and Release and to accept full responsibility therefor; (d) Executive has been given twenty-one (21) days within which to consider this Agreement and Release; (e) Executive has used all or as much of that twenty-one (21) day period as Executive deemed necessary to consider fully this Agreement and Release and, if Executive has not used the entire twenty-one (21) day period, Executive waives that period not used; (f) Executive has read and fully understands the meaning of each provision of this Agreement and Release; (g) Kidpik has advised Executive to consult with an attorney concerning this Agreement and Release and has provided Executive notice and an opportunity to retain an attorney; (h) Executive knowingly, freely and voluntarily enters into this Agreement and Release; and (i) no fact, evidence, event, or transaction currently unknown to Executive but which may hereafter become known to Executive shall affect in any manner the final and unconditional nature of the release stated above.

17. Effective Date. This Agreement and Release shall become effective and enforceable on the eighth (8th) day following execution hereof by Executive unless Executive revokes it by so advising Kidpik in writing before the end of the seventh (7th) day after its execution by Executive (the “Effective Date”).

18. Restricted Stock Units. The Company and Executive agree and acknowledges that any unvested restricted stock units of Kidpik held by the Executive as of the Separation Date shall be deemed to have vested and be settled within five (5) business days.

19. Governing Law. This Agreement and Release shall be governed by and construed in accordance with the laws of the State of New York.

20. Notices. Any notice or communication required or permitted to be given hereunder shall be in writing and deemed duly served on and given (i) when delivered personally; (ii) three (3) business days after having been sent by priority or certified mail, return receipt requested, postage prepaid; (iii) upon delivery by fax with written facsimile confirmation and electronically by email with written delivery receipt; or (iv) one (1) business day after deposit with a commercial overnight carrier, with written verification of receipt. Such notices shall be in writing and delivered to the address set forth below or to such other notice address as the other Party has provided by written notice:

If to Former Employer:	If to Former Employee:

Kidpik Corp.	Adir Katzav
200 Park Avenue South
Third Floor
New York, New York 10003
Email:	Email:

21. Waiver. The waiver by a Party of a breach of any provision herein shall not operate or be construed as a waiver of any subsequent breach by the other Party.

22. Severability. The provisions of this Agreement and Release are severable. Should any provision herein be declared invalid by a court of competent jurisdiction, the remainder of this Agreement and Release will continue in force, and the Parties agree to renegotiate the invalidated provision in good faith to accomplish its objective to the extent permitted by law.

23. No Benefit for Others. The Parties acknowledge that Executive’s right to the separation pay described herein shall be determined exclusively under the provisions stated herein, and this Agreement and Release is not intended to, and does not, create rights for the benefit of any other employee or person, except in connection with the rights of the Released Parties.

24. No Wrongful Conduct. Executive represents, warrants and covenants to each of the Released Parties that at no time prior to or contemporaneous with its execution of this Agreement and Release has he (i) knowingly engaged in any wrongful conduct against, on behalf of or as the representative or agent of Kidpik; or (ii) violated any state, federal, local or other law, including any securities laws or regulations.

Separation and Release Agreement

25. No Assignment or Transfer. Executive warrants and represents that Executive has not heretofore assigned or transferred to any person not a party to this Agreement and Release any released matter or any part or portion thereof and he shall defend, indemnify and hold Kidpik and each Released Party harmless from and against any claim (including the payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

26. Not Assignable. This Agreement and Release is personal to Executive and shall not, without the prior written consent of Kidpik, be assignable by Executive. This Agreement and Release shall inure to the benefit of and be binding upon Kidpik and its respective successors and assigns and any such successor or assignee shall be deemed substituted for Kidpik under the terms of this Agreement and Release for all purposes. As used herein, “successor” and “assignee” shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger, acquisition of assets, or otherwise, directly or indirectly acquires the ownership of Kidpik, acquires all or substantially all of Kidpik’s assets, or to which Kidpik assigns this Agreement and Release by operation of law or otherwise.

27. Counterparts. This Agreement and Release may be signed in counterparts, and each counterpart shall be considered an original agreement for all purposes.

28. Section 409A. It is intended that this Agreement comply with, or be exempt from, Internal Revenue Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities and ambiguous terms herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Executive acknowledges that if any provision of this Agreement (or of any award of compensation or benefits) would cause Executive to incur any additional tax or interest under Section 409A and accompanying Treasury regulations and other authoritative guidance, such additional tax and interest shall solely be his responsibility. Kidpik and Executive will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Executive under Section 409A. In no event will the Released Parties have any obligation, liability or responsibility to reimburse, indemnify or hold harmless Executive for any taxes imposed, or other costs incurred, as a result of Section 409A. The Separation Date is intended to constitute Executive’s “separation from service” within the meaning of Section 409A.

[Remainder of page left intentionally blank. Signature page follows.]

Separation and Release Agreement

IN WITNESS WHEREOF, the Parties have hereunto set their hands.

Adir Katzav	Kidpik Corp.

Signature: /s/ Adir Katzav	Signature: /s/ Ezra Dabah

Printed Name: Ezra Dabah

Title: Chief Executive Officer

July 7, 2023	July 7, 2023
Date	Date

Separation and Release Agreement
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